                                                                 Exhibit 99

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 11-K

(Mark One)
(X) ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2003
                          ----------------------

                                      OR
(  )  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________________

Commission file number 2-28286, as exhibit 28.2
                       -------------------------

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:
      THE BNA 401(k) PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

            The Bureau of National Affairs, Inc.
            1231 25th Street, N. W.
            Washington, D. C.  20037

            Index to form 11-K:

            Financial Statements -
            Report of Independent Auditors                           61
            Statements of Net Assets Available for Benefits -
              December 31, 2003 and 2002                             62
            Statements of Changes in Net Assets Available
             for Benefits - Years Ended December 31,
             2003, 2002, and 2001                                    63
            Notes to Financial Statements - December 31,
             2003, 2002, and 2001                                    64
            Schedule of Assets Held for Investment Purposes          67

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the BNA 401(k) Plan Administrative Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

            THE BNA 401(k) PLAN
            ------------------

            Date  March 11, 2004


            By    s/Gilbert S. Lavine
                  ----------------------------------------
                  Gilbert S. Lavine
                  Chairman of the Administrative Committee

                               THE BNA 401(k) PLAN

                              Financial Statements

                           December 31, 2003 and 2002

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Administrative Committee of
The BNA 401K Plan:

We have audited the accompanying statements of net assets available for benefits of The BNA 401K Plan (the Plan) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 2003, and the supplemental schedule of assets held for investment purposes as of December 31, 2003. These financial statements and supplemental schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 2003 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                              s\ KPMG LLP
                              -----------
                                 KPMG LLP

McLean, VA
March 4, 2004

                               THE BNA 401(k) PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 31, 2003 AND 2002


                                              2003             2002
                                         -------------    -------------
  Cash                                   $     22,371     $     17,774

  Investments, at fair value (Note 2):
    BNA common stock                       88,875,889       85,110,585
    Mutual funds                           15,906,227        9,111,134
    Investment trust                        3,830,240        2,741,284
    Participant notes receivable              651,987          655,245
                                         -------------    -------------
      Total investments                   109,264,343       97,618,248
                                         -------------    -------------
    Net assets available for benefits    $109,286,714     $ 97,636,022
                                         =============    =============







                See accompanying notes to financial statements.

                               THE BNA 401(k) PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                  YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001



                                             2003          2002        2001
                                        ----------------------------------------
Additions to net assets attributed to:
Investment income (Note 2):
  Dividends                             $  2,660,845  $  2,607,522  $ 2,550,521
  Interest from participant loans             35,356        48,358       56,583
  Net appreciation (depreciation)
    in fair value of:
      BNA common stock                     6,124,230     5,957,875    7,039,817
      Mututal funds                        2,388,827    (1,306,333)    (594,494)
                                        ----------------------------------------
                                          11,209,258     7,307,422    9,052,427
Contributions by participants (Note 1):
  Salary deductions                        6,906,961     6,461,279    6,090,336
  Rollovers                                  265,198       592,555      488,247
                                        ----------------------------------------
Total additions                           18,381,417    14,361,256   15,631,010
                                        ----------------------------------------

Deductions from net assets attributed to:
Distributions to participants (Note 1)     6,726,482     3,958,721    4,536,418
Administrative costs (Note 3)                  4,243         8,195        2,079
                                        ----------------------------------------
 Total deductions                          6,730,725     3,966,916    4,538,497
                                        ----------------------------------------
   Net increase                           11,650,692     10,394340   11,092,513


Net assets available for benefits:
   Beginning of year                      97,636,022    87,241,682   76,149,169
                                        ----------------------------------------
   End of year                          $109,286,714  $ 97,636,022  $87,241,682
                                        ========================================








                See accompanying notes to financial statements.

                               THE BNA 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001



(1) SUMMARY DESCRIPTION OF PLAN

      The following description of the BNA 401(k) Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      The Plan is a contributory benefit plan sponsored by The Bureau of National Affairs, Inc. (the "Company" or "Plan Sponsor"), for the benefit of employees of the Company and certain of its subsidiaries. The Plan was established in 1982 with an effective date of January 1, 1983, and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is designed to provide benefits to participants or their beneficiaries, and encourages savings through investments in the Company's common stock and various other investment options.

      Full-time and part-time employees are eligible to participate in the Plan upon completion of thirty days of service. To participate, eligible employees authorize the Company to contribute on their behalf, a salary reduction amount, subject to certain annual ceiling limitations provided in the Plan, by tax laws, and by ERISA. Contributions may begin at the next quarterly entry date following the thirty-day service period. The Plan also accepts certain rollover contributions.

      The Plan has two trusts. The BNA Stock Trust holds Company stock and the Mutual Fund Trust holds all other investments. The trusts maintain separate accounts for each participant in the Plan. These accounts are credited with the participants' contributions and Plan earnings, and may be charged with certain administrative expenses. Participants' accounts are fully vested. Distributions can be made in the event of retirement, death, qualifying hardships, or other severance of service. If, upon terminating employment, a participant's account value exceeds $5,000, the participant may opt to delay distribution until reaching age 65.

      An administrative committee appointed by the Company's Board of Directors acts as Plan administrator. An officer of the Company serves as the Trustee of the BNA Stock Trust. Charles Schwab Trust Company is the trustee of the Mutual Fund Trust.

      The Plan maintains its records and prepares its financial statements on the accrual basis of accounting. The preparation of financial statements requires the use of estimates in accordance with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.


(2)   INVESTMENTS

      Upon enrollment in the Plan, a participant may direct contributions to any of ten investment options. Participants may change their investment options as desired. Investment options include the shares of the Company's common stock, a stable value fund, and eight mutual funds of registered investment companies that invest in various asset mixes of common stocks, debt securities, and/or money market securities.

                                                                     (Continued)

                               THE BNA 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001


      Mutual funds (shares of registered investment companies) are stated at fair value and purchases and sales of investments are recorded on a trade-date basis. Shares of the investment trust are valued at quoted market prices which represent the net asset value of underlying shares held by the Plan at year-end. Participant notes receivable are valued at cost which approximates fair value. The fair value of the Company's common stock is valued by the Company's Board of Directors semiannually for the Stock Purchase and Transfer Plan (SPTP). The Plan values its investments in the Company's stock at the price used for SPTP market trades. BNA Class A common stock amounted to $73,657,114 and $72,501,387 at December 31, 2003 and 2002, respectively. BNA Class B common stock amounted to $15,158,813 and $12,553,233 at December 31, 2003 and 2002, respectively.
      No other investment exceeded five percent of net assets available for Plan benefits as of December 31, 2003 and 2002.

      Ownership and transferability of the Company's Class A, Class B, and Class C stock are substantially restricted to current and former employees by provisions of the Company's certificate of incorporation. Ownership of Class A stock, which is voting, is restricted to active employees. Class B stock and Class C stock are nonvoting. No class of stock has preference over another upon declaration of dividends or liquidation. The Trust may sell Class A common stock, or exchange it for Class B or Class C common stock, if necessary to comply with the above ownership restrictions.

      Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of $50,000. Loan terms range from one to five years. The loans are secured by the balance in the participant's account and bear interest at the Prime rate plus one percent, as determined at the loan's inception. At December 31, 2003 interest rates on loans ranged from 5.0% to 10.5%. Principal and interest is paid through regular payroll deductions. Loans and loan repayments are treated as Plan asset transfers, not as distributions and contributions.

(3) ADMINISTRATIVE COSTS

      The Company pays certain administrative costs on behalf of the Plan. Such costs, which include custodian and administrator fees, are not reflected in the accompanying financial statements. The Plan pays the remaining administrative costs.





                                                                     (Continued)

                               THE BNA 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2003, 2002, AND 2001


(4) INCOME TAXES

      The Plan received its latest favorable determination letter from the Internal Revenue Service, dated September 9, 2002. The letter indicates that the Plan, as designed, is qualified under the applicable requirements of the Internal Revenue Code. Subsequent to the filing of the Plan for review, additional amendments were made to the Plan. The Plan Sponsor believes that the Plan as amended is currently designed and is being operated in compliance with the Internal Revenue Code, and that the Plan qualifies as tax-exempt as of December 31, 2003. Therefore, no provision for income taxes is included in the Plan's financial statements.

                               THE BNA 401(k) PLAN

                 Schedule of Assets Held for Investment Purposes
                                December 31, 2003

 $ or                                                                Fair
Shares    Quantity    Identity and description of investment         Value
--------  ---------   ------------------------------------------  ------------

                      Cash and Cash Equivalents
                      -------------------------

$            22,371   Cash                                        $     22,371
                                                                  ------------

                      BNA Common Stock
                      ----------------
* Shares  6,547,299   Class A                                       73,657,114
* Shares  1,347,450   Class B                                       15,158,813
* Shares      5,330   Class C                                           59,962
         ----------                                               ------------
*         7,900,079    Total BNA Common Stock                       88,875,889
         ----------                                               ------------

                      Mutual Funds
                      --------------
 Shares     56,425    Artisan Mid Cap Fund                           1,454,630
 Shares    279,857    PIMCO Total Return Fund                        2,997,269
*Shares     96,509    Schwab Market Manager International            1,228,556
 Shares     74,880    T Rowe Price Personal Strategy-Balanced        1,237,016
 Shares     72,325    T Rowe Price Personal Strategy-Growth          1,396,570
 Shares     31,049    T Rowe Price Personal Strategy-Income            430,646
 Shares     68,054    Torray Fund                                    2,720,804
 Shares     43,253    Vanguard Index Trust 500 Portfolio             4,440,736
                                                                  ------------
                      Total Mutual Funds                            15,906,227
                                                                  ------------


                      Investment Trust
                      ------------------
*Shares    259,068    Charles Schwab Stable Value Fund               3,830,240
                                                                  ------------

                      Loans
                      -----
                      Participant Notes Receivable
* $        651,987   (Interest rates ranging from 5.0% to 10.5%)       651,987
                                                                  ------------
                      Total Assets                                $109,286,714
                                                                  ============


*     Party-in-Interest to the Plan


                  See accompanying Independent Auditor's Report.